Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Richard N. Marshall and Robert O. Bond and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 and any and all amendments (including any pre- and post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering the debt securities of Panhandle Eastern Pipe Line Company, LP offered pursuant thereto, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

October 23, 2007

/s/ ROBERT O. BOND
Robert O. Bond

/s/ RICHARD N. MARSHALL
Richard N. Marshall

/s/ GARY W. LEFELAR
Gary W. Lefelar

/s/ GEORGE L. LINDEMANN
George L. Lindemann

/s/ DAVID BRODSKY
David Brodsky

/s/ FRANK W. DENIUS
Frank W. Denius

/s/ KURT A. GITTER, M.D.
Kurt A. Gitter, M.D.

/s/ HERBERT H. JACOBI
Herbert H. Jacobi

/s/ ADAM M. LINDEMANN
Adam M. Lindemann

/s/ THOMAS N. MCCARTER, III
Thomas N. McCarter, III

/s/ GEORGE ROUNTREE, III
George Rountree, III

/s/ Alan D. Scherer
Allan Scherer